UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Bermuda	333 – 134893	98-0496358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Drive

Rockaway, New Jersey 07866

(Address of principal executive offices, including zip code)

(973) 442-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2006, Warner Chilcott Limited (the “Company”) announced that on December 8, 2006, Mr. James H. Bloem was appointed to its Board of Directors and the Audit Committee of the Board.

Mr. Bloem is Senior Vice President and Chief Financial Officer of Humana Inc., a position he has held since 2001. Humana is one of the nation’s largest health benefit companies with over 11 million medical members. In addition, from 1996 to 2000, he served as a member of the Board of Directors of one of our predecessor companies. Mr. Bloem also currently serves on the board of Rotech Healthcare, Inc.

As compensation for his service as a director of the Board, Mr. Bloem will receive an annual retainer comprised of a $15,000 cash payment and an option, having a value of $15,000, to purchase Class A Shares of common stock of the Company. In addition, Mr. Bloem will receive meeting fees and reimbursement of expenses incurred in connection with his attendance at board meetings.

Additionally, on December 7, 2006, George Taylor resigned from the Company’s Board of Directors.

A copy of the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release issued December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT LIMITED

By:	/s/ Roger Boissonneault
	Name:	Roger Boissonneault
	Title:	Chief Executive Officer and President

Date: December 13, 2006